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                                                                     EXHIBIT 5



                       [SNELL & WILMER L.L.P. LETTERHEAD]



                                November 22, 1996

Insight Enterprises, Inc.
1912 West Fourth Street
Tempe, AZ 85281

         RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-3, including amendments and exhibits thereto (the "Registration Statement"), for the proposed offer and sale of up to 71,875 shares of Common Stock of Insight Enterprises, Inc. (the "Company") to be sold upon exercise of the outstanding warrants (the "Shares"), we are of the opinion that the Shares being sold upon exercise of the outstanding warrants, when such warrants are duly exercised in accordance with their terms, will be legally issued, fully paid, and nonassessable.

         In rendering this opinion, we have reviewed and relied upon such documents and records of the Company as we have deemed necessary and have assumed the following:

         1. The genuineness of all signatures and the authenticity of documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies;

         2. The accuracy, completeness, and genuineness of all representations and certifications, with respect to factual matters, made to us by officers of the Company and public officials; and

         3.       The accuracy and completeness of Company records.

         The opinion expressed herein is limited solely to the General Corporation Law of the State of Delaware. We express no opinion on the laws of any other jurisdiction or principles of conflicts of law and can assume no responsibility for the applicability of any such laws or principles.

         The opinion expressed herein is based on the law and other matters in effect on the date hereof, and we assume no obligation to review or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise, or should any facts or other matters upon which we have relied be changed.
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Insight Enterprises, Inc.
November 22, 1996
Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement.


                                           Very truly yours,


                                           /s/ SNELL & WILMER L.L.P.
                                           -------------------------
                                           SNELL & WILMER L.L.P.